EXHIBIT 99.1

Broadwind Announces Third Quarter 2024 Results

CICERO, Ill., Nov. 13, 2024 (GLOBE NEWSWIRE) -- Broadwind (Nasdaq: BWEN, or the “Company”), a diversified precision manufacturer of specialized components and solutions serving global markets, today announced results for the third quarter 2024.

THIRD QUARTER 2024 RESULTS

  Total revenue of $35.5 million
  Net income of $0.1 million
  Total non-GAAP adjusted EBITDA of $3.4 million, or 9.5% of total revenue
  Ratio of net debt to trailing twelve-month non-GAAP adjusted EBITDA of 1.4x as of September 30, 2024

Broadwind reported third quarter net income of $0.1 million, or $0.00 per diluted share, versus $4.4 million, or $0.20 per diluted share, in the prior year period. The Company reported adjusted EBITDA, a non-GAAP measure, of $3.4 million in the third quarter compared to $7.6 million in the prior year period. For a reconciliation of GAAP to non-GAAP metrics, please see the appendix of this release.

Revenue across all three reporting segments declined on a year-over-year basis in the third quarter, due mainly to lower sales volumes across key wind, energy and industrials end-markets. Within the Heavy Fabrications segment, total wind tower sections sold declined 54% versus the prior-year period, consistent with a continued, broad-based softness in domestic onshore wind activity evident throughout 2024. In the Gearing segment, energy-related demand declined due to slower activity from oil and gas customers, while in the Industrial Solutions segment, revenue declined on lower sales volumes to international customers.

During the third quarter, Broadwind continued to optimize its fixed cost structure to align with current demand conditions. During the nine months ended September 30, 2024, Broadwind reduced fixed overhead by more than $3.6M million through targeted operating expenditure reductions and procurement efficiencies, allowing it to remain profitable, despite a year-over-year decline in revenue, even as it continues to invest in the planned expansion of our clean fuels product line.

Total orders increased 45% in the third quarter, when compared to the prior year period, supported by improved demand within the wind repowering, gas turbine, and steel markets. Orders increased on a year-over-year basis across all three reporting segments in the third quarter 2024, supporting total backlog of $124.3 million as of September 30, 2024.

Broadwind had total cash on hand and availability under its credit facility of $19 million at September 30, 2024. The Company’s ratio of net debt to trailing twelve month Adjusted EBITDA was 1.4x at the end of the third quarter 2024.

MANAGEMENT COMMENTARY

“During a transitional pause in end-market demand, we continue to prioritize operating discipline, while positioning our business to capitalize on a cyclical recovery in new order activity entering calendar 2025,” stated Eric Blashford, President and CEO of Broadwind.   “To that end, new orders increased by approximately 45% on a year-over-year basis in the third quarter, supported by balanced growth across each of our reporting segments, a trend that has continued early into the fourth quarter.”

“Wind tower sections sold increased on a sequential basis for the first time in a year during the third quarter,” stated Blashford. “While we continue to anticipate a gradual recovery in onshore wind activity over the next two years, our focus remains on growing a precision manufacturing platform equipped to serve diverse, growing end-markets where our technical expertise and domestic manufacturing footprint positions us to support highly specialized, higher-margin opportunities, over time.”

“While our third quarter revenue declined due to soft demand, our continued focus on operating efficiency and improved productivity culminated in another consecutive quarter of profitability,” stated Blashford. “Recent reductions in fixed overhead, together with more efficient materials procurement, have allowed us to prioritize investments that improve our manufacturing processes, while continuing to invest in new product development such as our L-70 prototype, the latest in our portfolio of pressure reducing systems, which remains on track to be field tested later this year.”

“Today, we introduced financial guidance for the fourth quarter 2024,” concluded Blashford.  “While wind tower demand is expected to remain muted over the near-term, we remain pleased with the opportunity set across our non-wind markets, a dynamic we expect to continue entering 2025.”

SEGMENT RESULTS

Heavy Fabrications Segment
Broadwind provides large, complex and precision fabrications, and proprietary industrial processing equipment, to customers in a broad range of industrial markets. Key products include wind towers, compressed natural gas pressure reducing systems and industrial fabrications, including mining and material handling components and other frames/structures.

Heavy Fabrications segment sales declined by 46.3% to $20.6 million in the third quarter 2024, as compared to the prior-year period, primarily driven by a 54% decline in towers sections sold. The segment reported operating income of $2.2 million in the third quarter, as compared to operating income of $5.8 million in the prior year period. Segment non-GAAP adjusted EBITDA was $3.4 million in the third quarter, as compared to $6.9 million in the prior-year period.

Gearing Segment
Broadwind provides custom gearboxes, loose gearing and heat treat services to a broad set of customers in diverse markets, including oil & gas production, surface and underground mining, wind energy, steel, material handling and other infrastructure markets.

Gearing segment sales declined by 19.6% to $9.2 million in the third quarter 2024, as compared to the prior year period, primarily driven by continued demand softness in our Oil & Gas markets. The segment reported an operating loss of ($0.1) million in the third quarter, compared to operating income of $0.3 million in the prior year period. Segment non-GAAP adjusted EBITDA was $0.6 million in the third quarter, as compared to $0.9 million in the prior-year period.

Industrial Solutions Segment
Broadwind provides supply chain solutions, light fabrication, inventory management, kitting and assembly services, primarily serving the combined cycle natural gas turbine market as well as other clean technology markets.

Industrial Solutions segment sales declined by 22.8% to $5.7 million in the third quarter 2024, as compared to the prior year period, primarily driven by the timing of revenue recognized from international customers. The segment reported operating income of $0.5 million in the third quarter compared to operating income of $0.8 million in the prior year period. Segment non-GAAP adjusted EBITDA was $0.6 million in the third quarter, as compared to $1.0 million in the prior year period.

FINANCIAL GUIDANCE

Today, Broadwind introduced financial guidance for the fourth quarter 2024. The following financial guidance reflects the Company’s current expectations and beliefs. All guidance is current as of the time provided and is subject to change.

	Fourth Quarter 2024
$ in Millions	Low	Mid	High

Total Revenue	$31	$32	$33
Adjusted EBITDA	$1.0	$1.25	$1.5

THIRD QUARTER 2024 RESULTS CONFERENCE CALL

Broadwind will host a conference call today, November 13, 2024, at 11:00 a.m. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investors.bwen.com/investors. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Live Teleconference:	877-407-9716

To listen to a replay of the teleconference, which will be available through Wednesday, November 20, 2024:

Teleconference Replay:	844-512-2921
Conference ID:	13749553

ABOUT BROADWIND

Broadwind (Nasdaq: BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. With facilities throughout the U.S., our talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

NON-GAAP FINANCIAL MEASURES

The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, share-based compensation and other stock payments, restructuring costs, impairment charges, proxy contest-related expenses and other non-cash gains and losses) as supplemental information regarding the Company’s business performance. The Company’s management uses this supplemental information when it internally evaluates its performance, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results, which allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements”—that is, statements related to future, not past, events— as defined in Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. We have tried to identify forward looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements. Forward-looking statements include any statement that does not directly relate to a current or historical fact. Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) our expectations and beliefs with respect to our financial guidance as set forth in this release; (ii) the impact of global health concerns on the economies and financial markets and the demand for our products; (iii) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants, including the advanced manufacturing tax credits (which remain subject to further technical guidance and regulations), and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States; (iv) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (v) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (vi) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary; (vii) our ability to continue to grow our business organically and through acquisitions; (viii) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (ix) information technology failures, network disruptions, cybersecurity attacks or breaches in data security; (x) the sufficiency of our liquidity and alternate sources of funding, if necessary; (xi) our ability to realize revenue from customer orders and backlog (including our ability to finalize the terms of the remaining obligations under a supply agreement with a leading global wind turbine manufacturer); (xii) the economy and the potential impact it may have on our business, including our customers; (xiii) the state of the wind energy market and other energy and industrial markets generally, including the availability of tax credits, and the impact of competition and economic volatility in those markets; (xiv) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xv) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers; (xvi) the effects of the change of administrations in the U.S. federal government; (xvii) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions; (xviii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; (xix) the limited trading market for our securities and the volatility of market price for our securities; (xx) our outstanding indebtedness and its impact on our business activities (including our ability to incur additional debt in the future); and (xxi) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

BROADWIND, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (IN THOUSANDS) (UNAUDITED)

	September 30,	December 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash	$1,384	$1,099
Accounts receivable, net	13,361	19,231
AMP credit receivable	2,899	7,051
Contract assets	1,764	1,460
Inventories	40,381	37,405
Prepaid expenses and other current assets	2,278	3,500
Total current assets	62,067	69,746
LONG-TERM ASSETS:
Property and equipment, net	46,584	47,123
Operating lease right-of-use assets, net	14,299	15,593
Intangible assets, net	1,568	2,064
Other assets	606	630
TOTAL ASSETS	$125,124	$135,156

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit and current maturities of long-term debt	$11,367	$5,903
Current portion of finance lease obligations	2,270	2,153
Current portion of operating lease obligations	2,059	1,851
Accounts payable	17,351	20,728
Accrued liabilities	4,006	6,477
Customer deposits	4,366	16,500
Total current liabilities	41,419	53,612
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	5,581	6,250
Long-term finance lease obligations, net of current portion	4,135	3,372
Long-term operating lease obligations, net of current portion	14,334	15,888
Other	14	15
Total long-term liabilities	24,064	25,525
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued
or outstanding	-	-
Common stock, $0.001 par value; 45,000,000 shares authorized; 22,387,984 and 21,840,301 shares issued as of September 30, 2024 and
December 31, 2023, respectively	22	22
Treasury stock, at cost, 273,937 shares as of September 30, 2024 and December 31, 2023,
respectively	(1,842)	(1,842)
Additional paid-in capital	400,892	399,336
Accumulated deficit	(339,431)	(341,497)
Total stockholders' equity	59,641	56,019
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$125,124	$135,156

BROADWIND, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2024	2023	2024	2023

Revenues	$35,503	$57,163	$109,571	$156,879
Cost of sales	30,306	46,996	92,171	131,403
Gross profit	5,197	10,167	17,400	25,476

OPERATING EXPENSES:
Selling, general and administrative	3,854	4,635	12,391	16,113
Intangible amortization	165	165	496	498
Total operating expenses	4,019	4,800	12,887	16,611
Operating income	1,178	5,367	4,513	8,865

OTHER EXPENSE, net:
Interest expense, net	(1,058)	(932)	(2,316)	(2,171)
Other, net	(5)	(13)	2	(37)
Total other expense, net	(1,063)	(945)	(2,314)	(2,208)

Net income before provision for income taxes	115	4,422	2,199	6,657
Provision for income taxes	41	28	133	79
NET INCOME	$74	$4,394	$2,066	$6,578

NET INCOME PER COMMON SHARE - BASIC:
Net income	$0.00	$0.21	$0.09	$0.31

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	22,029	21,337	21,803	21,101

NET INCOME PER COMMON SHARE - DILUTED:
Net income	$0.00	$0.20	$0.09	$0.31

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	22,100	21,574	21,904	21,451

BROADWIND, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,066	$6,578

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	4,986	4,772
Deferred income taxes	(2)	(7)
Share-based compensation	807	649
Allowance for credit losses	4	16
Common stock issued under defined contribution 401(k) plan	879	978
(Gain) loss on disposal of assets	(114)	48
Changes in operating assets and liabilities:
Accounts receivable	5,866	(24,251)
AMP credit receivable	4,152	(11,217)
Contract assets	(305)	(221)
Inventories	(2,976)	4,356
Prepaid expenses and other current assets	1,224	(162)
Accounts payable	(2,932)	(1,577)
Accrued liabilities	(2,476)	1,925
Customer deposits	(12,134)	(4,646)
Other non-current assets and liabilities	(31)	166
Net cash used in operating activities	(986)	(22,593)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,279)	(5,315)
Proceeds from disposals of property and equipment	159	15
Net cash used in investing activities	(3,120)	(5,300)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit, net	5,262	18,518
Proceeds from long-term debt	1,540	387
Payments on long-term debt	(1,005)	(893)
Payments on finance leases	(1,276)	(994)
Shares withheld for taxes in connection with issuance of restricted stock	(130)	(117)
Net cash provided by financing activities	4,391	16,901

NET INCREASE (DECREASE) IN CASH	285	(10,992)
CASH beginning of the period	1,099	12,732
CASH end of the period	$1,384	$1,740

BROADWIND, INC. AND SUBSIDIARIES SELECTED SEGMENT FINANCIAL INFORMATION (IN THOUSANDS) (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
ORDERS:
Heavy Fabrications	$11,147	$8,009	$31,506	$40,608
Gearing	4,396	3,005	19,546	21,211
Industrial Solutions	7,432	4,876	19,291	19,034
Total orders	$22,975	$15,890	$70,343	$80,853

REVENUES:
Heavy Fabrications	$20,600	$38,326	$62,228	$103,864
Gearing	9,167	11,404	27,958	34,347
Industrial Solutions	5,737	7,434	20,193	19,125
Corporate and Other	(1)	(1)	(808)	(457)
Total revenues	$35,503	$57,163	$109,571	$156,879

OPERATING INCOME/(LOSS):
Heavy Fabrications	$2,230	$5,791	$5,832	$12,448
Gearing	(78)	265	429	1,194
Industrial Solutions	462	846	2,852	2,311
Corporate and Other	(1,436)	(1,535)	(4,600)	(7,088)
Total operating profit (loss)	$1,178	$5,367	$4,513	$8,865

BROADWIND, INC. AND SUBSIDIARIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (IN THOUSANDS) (UNAUDITED)

Consolidated	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net Income	$74	$4,394	$2,066	$6,578
Interest Expense	1,058	932	2,316	2,171
Income Tax Provision	41	28	133	79
Depreciation and Amortization	1,671	1,605	4,986	4,772
Share-based Compensation and Other Stock Payments	522	603	1,685	1,660
Proxy Contest-Related Expenses	-	23	(10)	1,779
Adjusted EBITDA (Non-GAAP)	$3,366	$7,585	$11,176	$17,039

Heavy Fabrications Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net Income	$2,301	$5,839	$6,588	$12,166
Interest Expense	499	223	853	500
Income Tax (Benefit) Provision	(571)	(272)	(1,609)	(218)
Depreciation	999	896	2,932	2,610
Share-based Compensation and Other Stock Payments	188	261	588	712
Adjusted EBITDA (Non-GAAP)	$3,416	$6,947	$9,352	$15,770

Gearing Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (Loss) Income	$(141)	$194	$246	$968
Interest Expense	55	63	162	203
Income Tax Provision	7	8	21	23
Depreciation and Amortization	534	563	1,627	1,715
Share-based Compensation and Other Stock Payments	106	113	337	346
Adjusted EBITDA (Non-GAAP)	$561	$941	$2,393	$3,255

Industrial Solutions Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net Income	$286	$669	$2,340	$1,879
Interest Expense	148	151	425	362
Income Tax Provision	25	12	83	34
Depreciation and Amortization	109	94	314	280
Share-based Compensation and Other Stock Payments	56	47	182	147
Adjusted EBITDA (Non-GAAP)	$624	$973	$3,344	$2,702

Corporate and Other	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net Loss	$(2,372)	$(2,308)	$(7,108)	$(8,435)
Interest Expense	356	495	876	1,106
Income Tax Provision (Benefit)	580	280	1,638	240
Depreciation and Amortization	29	52	113	167
Share-based Compensation and Other Stock Payments	172	182	578	455
Proxy Contest-Related Expenses	-	23	(10)	1,779
Adjusted EBITDA (Non-GAAP)	$(1,235)	$(1,276)	$(3,913)	$(4,688)

IR CONTACT
Noel Ryan, IRC
BWEN@val-adv.com